UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 20, 2008

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Broadway, New York, New York	10012
(Address of principal executive offices)	(Zip Code)

(646) 536-2842

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

                On March 24, 2008, the Board of Directors of Take-Two Interactive Software, Inc. (“Take-Two” or the “Company”) adopted a stockholders rights plan and declared a distribution of one right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (the “Common Stock”), to stockholders of record at the close of business on April 7, 2008 (the “Record Date”) and for each share of Common Stock issued (including shares of Common Stock issued from the Company’s Treasury) by the Company thereafter and prior to the Distribution Date (as defined below).  Each Right entitles the registered holder, subject to the terms of the Rights Agreement (as defined below), to purchase from the Company one one-thousandth of a share (a “Unit”) of Series B Preferred Stock, par value $0.01 per share (the “Preferred Shares”), at a price of $42.50 per Unit, subject to adjustment (the “Purchase Price”).

                As described below, the Board of Directors has committed to redeem the Rights 180 days after the date of the adoption of the stockholders rights plan.  The description and terms of the Rights are set forth in a Rights Agreement, dated as of March 24, 2008 (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Company (the “Rights Agent”).

The Rights Agreement

                Initially, the Rights will attach to all certificates representing shares of Common Stock then outstanding, and no separate Rights Certificates will be distributed.  The Rights will separate from the shares of Common Stock and the “Distribution Date” will occur upon the earlier of  (i) 10 business days following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person,” or (ii) either (x) with respect to any tender or exchange offer not pending on the date of the execution of the Rights Agreement, 10 business days (or such later date as may be determined by the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of a tender or exchange offer that would result in a person or group of affiliated and associated persons beneficially owning an aggregate of 20% or more of the total voting power represented by all the then outstanding shares of Common Stock and other voting securities of the Company (the “Voting Securities”) or (y) with respect to any tender or exchange offer pending on the date of the Rights Agreement, simultaneously with the acceptance for payment of the shares tendered pursuant to such tender offer if, upon consummation thereof, such person would be the beneficial owner of Voting Securities representing 20% or more of the total Voting Securities then outstanding.  Until the Distribution Date, (i) the Rights will be evidenced by certificates for shares of Common Stock and will be transferred with and only with such share certificates, (ii) new certificates for shares of Common Stock issued after the Record Date (including shares of Common Stock distributed from the Company’s Treasury) will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates representing outstanding shares of Common Stock will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates.

                An “Acquiring Person” is a person or group of affiliated or associated persons that has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of an aggregate of 20% or more of the total voting power represented by all the then outstanding shares of Voting Securities.  The following, however, are not considered Acquiring Persons:  (1) the Company, its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity holding shares of Voting Securities pursuant to the terms of any such plan; (2) any person or group that becomes the Beneficial Owner of 20% or more of the total voting power represented by all the then outstanding Voting Securities solely as a result of the acquisition of Voting Securities by the Company, unless such person or group thereafter acquires beneficial ownership of additional Voting Securities; (3) subject to certain conditions set forth in the Rights Agreement, a person or group that otherwise would have become an Acquiring Person as a result of an inadvertent acquisition of 20% or more of the total voting power represented by all the then outstanding Voting Securities; and (4) subject to certain conditions set forth in the Rights Agreement, any person or group that would otherwise be deemed an Acquiring Person upon adoption of the Rights Agreement (a “Grandfathered Stockholder”).  Except as provided in the Rights Agreement, a person or group that is a Grandfathered Stockholder will cease to be a Grandfathered Stockholder and will become an

Acquiring Person if after adoption of the Rights Agreement, such Grandfathered Stockholder acquires beneficial ownership of additional Voting Securities, in excess of two percent of the number of shares of Common Stock outstanding as of March 24, 2008.

                The Rights are not exercisable until the Distribution Date and will expire at the close of business on the third anniversary of the Rights Agreement unless earlier redeemed or exchanged by the Company as described below.

                As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of shares of Common Stock as of the Close of Business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

                If a person or group of affiliated or associated persons becomes an Acquiring Person, then each holder of a Right will thereafter have the right to receive, upon exercise, shares of Common Stock (or, in certain circumstances, Preferred Shares, other securities, cash, property or a combination thereof) having a value equal to two times the exercise price of the Right.  The exercise price is the Purchase Price multiplied by the number of Preferred Shares issuable upon exercise of a Right prior to the events described in this paragraph.

                Notwithstanding any of the foregoing, following the time any person or group becomes an Acquiring Person, all Rights that are, or under certain circumstances specified in the Rights Agreement were, beneficially owned by any Acquiring Person or its Affiliates or Associates will be null and void.

                In the event that, at any time after a person or group becomes an “Acquiring Person,” (i) Take-Two is acquired in a merger or other business combination with another company and Take-Two is not the surviving corporation, (ii) another company consolidates or merges with Take-Two and all or part of the shares of Common Stock are converted or exchanged for other securities, cash, or property, or (iii) 50% or more of the consolidated assets or earning power of Take-Two and its subsidiaries is sold or transferred to another company, then each holder of a Right (except Rights that previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock or other equity interest of the ultimate parent of such other company having a value equal to two times the exercise price of the Right.

                The Purchase Price payable, and the number of Preferred Shares (or other securities, as applicable) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (iii) upon the distribution to the holders of the Preferred Shares of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends or dividends payable in the Preferred Shares) or of subscription rights or warrants (other than those referred to above).

                With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent of the Purchase Price.  The Company is not required to issue fractional Preferred Shares (other than fractional shares that are integral multiples of one one-thousandth of a share).  In lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Shares prior to the date of exercise.

                At any time prior to such time as any person or group or affiliated or associated persons becomes an Acquiring Person, the Company’s Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right, rounded up to the nearest whole cent (subject to adjustment in certain events) (the “Redemption Price”).  Immediately upon the action of the Company’s Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of such Rights will be to receive the Redemption Price for each Right held.  The Board of Directors has committed to redeem the Rights 180 days after the date of the adoption of the stockholders rights plan.

                At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and before any such Acquiring Person becomes the beneficial owner of 50% or more of the total voting power of the aggregate of all shares of Voting Securities then outstanding, the Board of Directors, at its option, may exchange each Right (other than Rights that previously have become void as described above) in whole or in part, for Shares at an exchange ratio of one share of Common Stock (or under certain circumstances one Unit of Preferred Shares or equivalent preferred stock) per Right (subject to adjustment in certain events).

                Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.  While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Shares (or other consideration).

                Any of the provisions of the Rights Agreement may be amended without the approval of the holders of Rights in order to cure any ambiguity, defect, or inconsistency or to make any other changes that the Board of Directors may deem necessary or desirable.  After any person or group of affiliated or associated persons becomes an Acquiring Person, the provisions of the Rights Agreement may not be amended in any manner that would adversely affect the interests of the holders of Rights (excluding the interests of any Acquiring Person).

Description Of Preferred Shares

                The Preferred Shares that may be acquired upon exercise of the Rights will not be redeemable and will rank junior to any other shares of preferred stock that may be issued by the Company with respect to the payment of dividends and as to distribution of assets in liquidation.

                Each Preferred Share will have a minimum preferential quarterly dividend of the greater of $1.00 per share or 1,000 times the aggregate per share amount of any cash dividend declared on the shares of Common Stock since the immediately preceding quarterly dividend, subject to certain adjustments.

                In the event of liquidation, the holder of Preferred Shares will be entitled to receive a cash preferred liquidation payment per share equal to the greater of $1.00 (plus accrued and unpaid dividends thereon) or 1,000 times the amount paid in respect of a share of Common Stock, subject to certain adjustments.

                Generally, each Preferred Share will vote together with the shares of Common Stock and any other class or series of capital stock entitled to vote on such matter, and will be entitled to 1,000 votes per share, subject to certain adjustments. The holders of the Preferred Shares, voting as a separate class, shall be entitled to elect two directors if dividends on the Preferred Shares are in arrears in an amount equal to six quarterly dividends thereon.

                In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each Preferred Share will be entitled to receive 1,000 times the aggregate per share amount of stock, securities, cash or other property paid in respect of each share of Common Stock, subject to certain adjustments.

                The rights of holders of the Preferred Shares to dividend, liquidation and voting rights are protected by customary anti-dilution provisions.

                Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the economic value of one Unit of Preferred Shares is expected to approximate the economic value of one share of Common Stock.

Amendment Of Rights

                The terms of the Rights generally may be amended by the Board of Directors without the approval of the holders of the Rights, except that from and after such time as the Rights are distributed, no such amendment may adversely affect the interests of the holders of Rights (excluding any interests of any Acquiring Person).

Further Information

                Copies of the Rights Agreement and the Certificate of Designation for the Preferred Shares have been filed with the Securities and Exchange Commission as exhibits to a Registration Statement on Form 8-A dated March 26, 2008 (the “Form 8-A”).  Copies of the Rights Agreement and the Certificate of Designation are available free of charge from the Company.  This summary description of the Rights and Preferred Shares does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Rights Agreement and the Certificate of Designation, including the definitions therein of certain terms, which Rights Agreement and Certificate of Designation are incorporated herein by reference.  Capitalized terms herein and defined in the Rights Agreement and not otherwise defined herein shall have the meaning set forth in the Rights Agreement.

                The Company issued a press release announcing the agreement on March 26, 2008.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 3.03                                             Material Modification to Rights of Security Holders

                The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

                On March 25, 2008, the Company entered into amendments to its employment agreements with Lainie Goldstein, the Company’s Chief Financial Officer; Seth Krauss, an Executive Vice President of the Company and its General Counsel; and Gary Dale, an Executive Vice-President of the Company.

                Ms. Goldstein’s employment agreement, dated July 17, 2007, was amended to provide that effective as of March 25, 2008, her salary is increased to $500,000 and will be subject to annual review by the Compensation Committee of the Board of Directors which could increase her salary at its discretion from time to time. On March 25, 2008, the Compensation Committee of the Board of Directors also awarded a special bonus to Ms. Goldstein in the amount of $163,008 in recognition of her overall strong performance during the 2007 fiscal year, a significant  portion of which was in her capacity as our Chief Financial Officer.

                Mr. Krauss’s employment agreement, dated February 28, 2007, was amended to provide that:

•             the initial term of the employment agreement is extended until October 31, 2010;

•             effective as of March 12, 2008, his salary is increased to $500,000;

•             he will no longer receive a car allowance;

•             if his employment is terminated by the Company without cause (including his resignation following certain events that will be deemed a termination without cause), he will be entitled to a lump sum payment within 30 days following the date of termination in an amount equal to the sum of: (i) 1.5 times his salary; (ii) 1.5 times his target bonus for the year of termination; (iii) (x) if the termination occurs during the first two quarters of the Company’s fiscal year, a pro-rata portion of his target bonus for the year of termination, or (y) if the termination occurs during second two quarters of the Company’s fiscal year, his target bonus for the year of termination; and (iv) all unpaid bonuses for the prior full fiscal year, if any, that would have been paid but for such termination; except, that if the termination occurs prior to January 1, 2009, then the amount equal to the payments he would have been entitled to receive prior to this amendment (such amount, the “Pre-Amendment Severance Amount”), will be payable as follows:  (A) any portion of the Pre-Amendment Severance Amount that would have been payable during calendar year 2008 will be payable in equal installments during 2008, and (B) the remaining portion of the Pre-Amendment Severance Amount will be payable in a lump sum payment on the later of January 1, 2009 or the 30th day following the date of such termination;

•             if the Company provides notice that it will not renew the term of the employment agreement, he will receive an amount equal to sum of (i) his salary, (ii) his target bonus for the year of termination and (iii) all unpaid bonuses for the prior full fiscal year, if any, that would have been paid but for such non-renewal by the Company, paid in a lump sum in the calendar year in which the term will expire;

•             if his employment is terminated due to his suffering a disability, he will receive a pro-rata portion of his target bonus for the year of termination;

•             if his employment is terminated by the Company without cause (including his resignation following certain events that will be deemed a termination without cause) or due to his suffering a disability, or if the Company provides notice that it will not renew the term of the employment agreement, all of his outstanding stock options and shares of restricted stock will vest as of the date of such termination and, as applicable, become immediately exercisable;

•             he will be eligible to participate in the Company’s equity compensation program at a level commensurate with other executive officers of the Company, with any grants of restricted stock vesting as follows:  50% subject to time-based vesting over three years and 50% subject to performance-based vesting over three years; and

•             the date by which either party must provide a notice of non-renewal is extended to 90 days prior to the end of the then current term.

                Mr. Krauss’s employment agreement was also amended to comply with Section 409A of the Internal Revenue Code, including delaying payments following a separation from service to the extent required thereunder, and to clarify certain other provisions in the employment agreement.

                In addition, the employment agreements with both Ms. Goldstein and Mr. Krauss were amended to provide that they will each receive a gross-up payment to indemnify them for the effect of any excise tax imposed by Section 4999 of the Internal Revenue Code in connection with amounts and benefits they receive in connection with a change in control of the Company, except that if the total amount payable to them in connection with the change in control does not exceed 115% of the maximum amount that could be paid to them without application of any excise tax, then the total amount payable to them in connection with the change in control will be reduced so that no excise tax is imposed, and the gross-up payment will not be made.

                Mr. Dale’s employment agreement, dated November 15, 2007, was amended to provide that:

•             if the Company terminates his employment for cause, he will be entitled to the applicable minimum statutory notice provisions under the laws of the United Kingdom;

•             if the Company terminates his employment without cause, he will be entitled to:

•                          his contractual benefits as in effect at the time of termination for a period of 12 months following termination,

•                          an amount equal to 12 month’s salary in lieu of notice paid in a lump sum within 30 days following the date of termination, and

•                          a lump sum payment on the date of termination equal to the sum of:  (i) if such termination occurs on or after November 1, 2008, an amount equal to either (x) 25% of his salary if such termination occurs on or prior to the last day of the second fiscal quarter of the Company’s fiscal year, or (y) 50% of his salary if such termination occurs on or after the first day of the third fiscal quarter of the Company’s fiscal year; and (ii) all accrued and unpaid bonuses as of the date of such termination, if any, that would have been paid but for such termination;

•             if the Company terminates his employment for cause or he resigns for good reason, then all of his outstanding stock options and shares of restricted stock will vest as of the date of such termination and, as applicable, become immediately exercisable; and

•             if he remains employed by the Company on, and has not given notice of termination prior to, October 31, 2008; or if his employment is terminated by the Company without cause prior to October 31, 2008, then he will receive a minimum bonus payment for the Company’s 2008 fiscal year equal to his target bonus.

                The foregoing description of the amendments to Ms. Goldstein’s and Messrs. Krauss’s and Dale’s employment agreements are qualified in their entirety by reference to such amendments which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

           In response to the Solomon stockholder complaint, as previously reported in the Quarterly Report of the Company on Form 10-Q for the quarterly period ended January 31, 2008, on March 24, 2008, the Board of Directors amended the bylaws of the Company to provide for a new extended period of time for stockholders to be able to nominate persons for election to the Board of Directors or to propose any business to be considered at the 2008 annual meeting (the “Annual Meeting”).  The period of time begins with the public announcement of the amendment to the bylaws and ends at 5:00 p.m. (New York City time) on April 15, 2008. In order to accommodate the extended nomination and proposal period, the date of the Annual Meeting has been changed from April 10, 2008 to April 17, 2008. Further, in addition to stockholders of record on the record date, the Company will accept nominations and proposals from any person who was a stockholder of record or beneficial owner of shares at any time between the record date and April 15, 2008. Finally, if a stockholder of the Company provides notice that it requires additional time to nominate persons for election to the Board of Directors or to propose business to be considered at the Annual Meeting, the Board of Directors will consider in good faith a request to adjourn the Annual Meeting for a reasonable period of time, not to exceed 30 days.

                The bylaw amendment became effective immediately upon its approval by the Board of Directors.  The foregoing description of the amendment to the Company’s bylaws is not complete and is qualified in its entirety by reference to the text of the amendment to the bylaws of the Company attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

                In connection with the adoption of the stockholders rights plan, the Company filed a Certificate of Designation of Series B Preferred Stock with the Secretary of State of the State of Delaware on March 26, 2008. The terms of the Series B Preferred Stock are described in Item 1.01 above, which is incorporated herein by reference, including without limitation the Certificate of Designation of Series B Preferred Stock filed as an exhibit to the Form 8-A.

Item 8.01.	Other Events

           On March 20, 2008, the Board of Directors, pursuant to Section 8(b) of the Company’s Incentive Stock Plan (the “Plan”), passed a resolution to suspend the provisions of Section 8 of the Plan (relating to a change of control) until the earliest of (i) immediately prior to the time a party which has commenced a tender offer shall have agreed to accept for payment more than 50% of the then outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors; (ii) the occurrence of any event specified in Section 8(a)(i) or (iii) of the Plan; and (iii) any further action taken by the Board of Directors with respect to Section 8 of the Plan.   The resolution did not limit the power of the Board of Directors pursuant to Section 8(b) of the Plan.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

	3.1	Amendment to the Amended and Restated By-laws of the Company dated March 24, 2008

3.2

Certificate of Designation of Series B Preferred Stock of Take-Two Interactive Software, Inc., filed as an exhibit to the Company’s Registration Statement on Form 8-A on March 26, 2008 and incorporated herein by reference

4.1

Stockholders Rights Agreement, dated as of March 24, 2008 by and between Take-Two Interactive Software, Inc. and American Stock Transfer &Trust Company, as Rights Agent, filed as an exhibit to the Company’s Registration Statement on Form 8-A on March 26, 2008 and incorporated herein by reference

	10.1	Amendment to Employment Agreement, dated March 25, 2008, by and between the Company and Lainie Goldstein

10.2	Amendment to Employment Agreement, dated March 25, 2008, by and between the Company and Seth Krauss

10.3	Amendment to Employment Agreement, dated March 25, 2008, by and between the Company and Gary Dale

99.1	Press release, dated March 26, 2008, entitled “Take-Two Interactive Software Board Rejects Electronic Arts’ Offer as Inadequate”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Registrant)

By:	/s/ Daniel P. Emerson
Daniel P. Emerson
Vice President, Associate General Counsel and Secretary

Date:  March 26, 2008

EXHIBIT INDEX

Exhibit

3.1	Amendment to the Amended and Restated By-laws of the Company dated March 24, 2008

3.2

Certificate of Designation of Series B Preferred Stock of Take-Two Interactive Software, Inc., filed as an exhibit to the Company’s Registration Statement on Form 8-A on March 26, 2008 and incorporated herein by reference

4.1

Stockholders Rights Agreement, dated as of March 24, 2008 by and between Take-Two Interactive Software, Inc. and American Stock Transfer & Trust Company, as Rights Agent, filed as an exhibit to the Company’s Registration Statement on Form 8-A on March 26, 2008 and incorporated herein by reference

10.1	Amendment to Employment Agreement, dated March 25, 2008, by and between the Company and Lainie Goldstein

10.2	Amendment to Employment Agreement, dated March 25, 2008, by and between the Company and Seth Krauss

10.3	Amendment to Employment Agreement, dated March 25, 2008, by and between the Company and Gary Dale

99.1	Press release, dated March 26, 2008, entitled “Take-Two Interactive Software Board Rejects Electronic Arts’ Offer as Inadequate”